Exhibit 99.1

Ranpak Holdings Corp. Reports Third Quarter 2021 Financial Results

•
Packaging System placement up 14.2% year over year to approximately 129,200 machines at September 30, 2021
•
Third quarter net revenue increased 26.4% year over year to $97.1 million and 25.6% year over year on a constant currency basis to $95.6 million
•
Third quarter net loss of $1.4 million compared to net loss of $6.1 million
•
Constant currency Adjusted EBITDA (“AEBITDA”) of $28.5 million (which represents approximately a 29.8% margin) is up 20.3%, or $4.8 million, year over year

CONCORD TOWNSHIP, Ohio, October 28, 2021 – Ranpak Holdings Corp (NYSE: PACK) (“Ranpak” or “the Company”), a leading provider of environmentally sustainable, systems-based, product protection solutions for e-Commerce and industrial supply chains, today reported its third quarter 2021 financial results.

Omar Asali, Chairman and Chief Executive Officer, commented, “I am very pleased to report that Ranpak continued its strong momentum into the third quarter and delivered excellent results. Net revenue for the quarter increased 25.6% year over year on a constant currency basis to $95.6 million, driven by strong growth in North America and continued exceptional top-line results in Europe/APAC. We continue to benefit from strong industrial activity and consumption trends, as well as companies integrating sustainability into their packaging decisions. The team has done a terrific job maneuvering in this environment to not only drive the top-line but also to protect our margins in this evolving inflationary environment. We experienced robust growth in our profitability as Adjusted EBITDA increased 20.3% on a constant currency basis to $28.5 million, delivering a strong margin of 29.8%.”

“On a year-to-date basis, net revenue is up 28.5% and Adjusted EBITDA is up 35.0% in constant currency terms. I would like to recognize the hard work put forth by all Ranpak employees around the world. Their continued dedication has been the key to our ability to continue to serve our customers effectively while achieving excellent results year to date. Our exceptional profitability in the fourth quarter of 2020 makes for a challenging comparison, but we continue to expect to finish with a record year at Ranpak. We have made strategic investments this year in our people and systems, as well as in areas such as Automation and Material Science that position us well for 2022 and beyond. I am excited to see the impact these investments will have. Our strong balance sheet provides flexibility and value creation activities in the near and long term for our shareholders.”

“Across the globe, sustainability continues to be a key value driver and a priority for businesses. Within organizations, steering committees are being formed to examine ways to embed sustainability throughout companies’ operations, gather data, and reach publicly stated goals. Regulators, consumers, employees, and shareholders are increasingly working to drive change globally to reduce plastic pollution, and Ranpak is well positioned to play a meaningful role in that process.”

Third Quarter 2021 Highlights

•
Packaging systems placement increased 14.2% year over year, to approximately 129,200 machines as of September 30, 2021
•
Net revenue increased 26.4% and 25.6% adjusting for constant currency
•
Net loss of $1.4 million compared to net loss of $6.1 million
•
AEBITDA1 of $28.5 million for the three months ended September 30, 2021 is up 20.3%

Net revenue for the third quarter of 2021 was $97.1 million compared to net revenue of $76.8 million in the third quarter of 2020, an increase of $20.3 million or 26.4% year over year. Net revenue was positively impacted by increases in cushioning, void-fill, wrapping, and other sales.

[1]

AEBITDA is a non-GAAP financial measure. Please refer to “Presentation of Combined and Pro Forma Measures and Reconciliation of U.S. GAAP to Non-GAAP Measures” in this press release for an explanation and reconciliations of this non-GAAP financial measure

Cushioning increased $9.1 million, or 28.6%, to $40.9 million from $31.8 million; void-fill increased $6.2 million, or 18.6%, to $39.5 million from $33.3 million; wrapping increased $2.5 million, or 24.8%, to $12.6 million from $10.1 million; and other sales increased $2.5 million, or 156.3%, to $4.1 million from $1.6 million, for the third quarter of 2021 compared to the third quarter of 2020. Other net revenue includes automated box sizing equipment and non-paper revenue from packaging systems installed in the field. Constant currency net revenue was $95.6 million for the third quarter of 2021, a $19.5 million, or 25.6%, increase from constant currency net revenue of $76.1 million for the third quarter of 2020. The increase in net revenue was primarily a result of an increase in the volume of our paper consumable products of approximately 16.7 percentage points (“pp”), a 5.9 pp increase in the price or mix of our paper consumable products, and an increase of 3.0 pp in sales of automated box sizing equipment.

Net revenue in North America for the third quarter of 2021 totaled $37.3 million compared to net revenue in North America of $33.3 million in the third quarter of 2020. The increase of $4.0 million, or 12.0%, was attributable to an increase in cushioning, void-fill, wrapping, and other sales.

Net revenue in Europe/Asia for the third quarter of 2021 totaled $59.8 million compared to net revenue in Europe/Asia of $43.5 million in the third quarter of 2020. The increase of $16.3 million, or 37.5%, was driven primarily by increases in cushioning, void-fill and wrapping product categories, partially offset by a decline in automation revenue. Constant currency net revenue in Europe/Asia was $58.3 million for the third quarter of 2021, a $15.5 million, or 36.2%, increase from constant currency net revenue of $42.8 million for the third quarter of 2020.

Net loss for the third quarter of 2021 decreased $4.7 million to $1.4 million from a net loss of $6.1 million in the third quarter of 2020. Constant currency net loss was $1.4 million in the third quarter of 2021 compared to constant currency net loss of $6.2 million for the third quarter of 2020.

Year-to-Date 2021 Highlights

•
Net revenue increased 33.2% and 28.5% adjusting for constant currency
•
Net loss of $0.3 million compared to net loss of $18.2 million
•
AEBITDA of $82.1 million for the nine months ended September 30, 2021 is up 35.0%

Balance Sheet and Liquidity

Ranpak completed the third quarter of 2021 with a strong liquidity position, including a cash balance of $110.4 million and no borrowings on its $45 million available Revolving Credit Facility.

As of September 30, 2021, the Company had First Lien Term Loan facilities outstanding consisting of $250.0 million USD-denominated term loan and €137.2 million euro-denominated first lien resulting in a Bank AEBITDA leverage ratio of 2.3x. In September, we entered into a cross-currency swap agreement to hedge the variability of exchange rate impacts between the United States dollar and the Euro. The cross-currency swap agreement was executed at a spot exchange ratio of 1.1835, resulting in $80 million USD notional term loan being exchanged for €67.6 million EUR notional term loan. This transaction saves us 82 bps annually on interest expense on the swapped notional and better hedges our exposure to cash flows associated with our Europe/APAC operations. This cross-currency swap agreement has been designated as a net investment hedge and will expire in June of 2024.

The following table presents Ranpak’s installed base of protective packaging systems by product line as of September 30, 2021 and 2020:

	September 30, 2021	September 30, 2020	Change	% Change
Protective Packaging Systems	(in thousands)
Cushioning machines	34.9	33.2	1.7	5.1
Void-fill machines	75.1	65.5	9.6	14.7
Wrapping machines	19.2	14.4	4.8	33.3
Total	129.2	113.1	16.1	14.2

Conference Call Information

The Company will host a conference call and webcast at 8:30 a.m. (ET) on Thursday, October 28, 2021. The conference call and earnings presentation will be webcast live at the following link: https://event.on24.com/wcc/r/3408978/6757D493C20CB3F4052AB91C94C3928A. Investors who cannot access the webcast may listen to the conference call live via telephone by dialing (844) 200-6205 or (929) 526-1599 and use the Conference ID: 430411.

A telephonic replay of the webcast also will be available starting at 11:30 a.m. (ET) on Thursday, October 28, 2021 and ending at 11:59 p.m. (ET) on Thursday, November 4, 2021. To listen to the replay, please dial (866) 813-9403 or 44-204-525-0658 and use the Conference ID: 188283.

Note Regarding Forward-Looking Statements

This news release contains “forward-looking statements” within the meaning of Section 21E of the Securities Exchange Act of 1934, as amended (the “Exchange Act”). Our forward-looking statements include, but are not limited to, statements regarding our or our management team’s expectations, hopes, beliefs, intentions or strategies regarding the future. Statements that are not historical facts, including statements about the parties, perspectives and expectations, are forward-looking statements. In addition, any statements that refer to estimates, projections, forecasts or other characterizations of future events or circumstances, including any underlying assumptions, are forward-looking statements. The words “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “forecast,” “intend,” “may,” “might,” “plan,” “possible,” “potential,” “predict,” “project,” “should,” “would” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. Forward-looking statements in this news release include, for example, statements about our expectations around the future performance of the business, including our forward-looking guidance.

The forward-looking statements contained in this news release are based on our current expectations and beliefs concerning future developments and their potential effects on us taking into account information currently available to us. There can be no assurance that future developments affecting us will be those that we have anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond our control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks include, but are not limited to: (i) our inability to secure a sufficient supply of paper to meet our production requirements; (ii) the impact of the price of kraft paper on our results of operations; (iii) our reliance on third party suppliers; (iv) the COVID-19 pandemic and associated response; (v) the high degree of competition in the markets in which we operate; (vi) consumer sensitivity to increases in the prices of our products; (vii) changes in consumer preferences with respect to paper products generally; (viii) continued consolidation in the markets in which we operate; (ix) the loss of significant end-users of our products or a large group of such end-users; (x) our failure to develop new products that meet our sales or margin expectations; (xi) our future operating results fluctuating, failing to match performance or to meet expectations; (xii) our ability to fulfill our public company obligations; and (xiii) other risks and uncertainties indicated from time to time in filings made with the SEC.

Should one or more of these risks or uncertainties materialize, they could cause our actual results to differ materially from the forward-looking statements. We are not undertaking any obligation to update or revise any forward-looking statements whether as a result of new information, future events or otherwise. You should not take any statement regarding past trends or activities as a representation that the trends or activities will continue in the future. Accordingly, you should not put undue reliance on these statements.

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Operations

and Comprehensive Income (Loss)

(in millions, except share and per share data)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Paper revenue	$81.2	$64.9	$229.5	$171.2
Machine lease revenue	11.8	10.4	35.0	28.3
Other revenue	4.1	1.5	10.3	6.8
Net revenue	97.1	76.8	274.8	206.3
Cost of goods sold	59.1	46.6	164.8	122.3
Gross profit	38.0	30.2	110.0	84.0
Selling, general and administrative expenses	27.1	16.6	70.8	56.9
Transaction costs	-	1.2	-	1.2
Depreciation and amortization expense	8.7	7.7	26.1	22.9
Other operating expense (income), net	(0.1)	1.9	2.0	2.9
Income from operations	2.3	2.8	11.1	0.1
Interest expense	5.5	4.9	17.1	16.6
Foreign currency (gain) loss	(1.5)	3.2	(3.9)	3.1
Loss before income tax expense (benefit)	(1.7)	(5.3)	(2.1)	(19.6)
Income tax expense (benefit)	(0.3)	0.8	(1.8)	(1.4)
Net loss	$(1.4)	$(6.1)	$(0.3)	$(18.2)

Two-class method
Loss per share
Basic	$(0.02)	$(0.08)	$-	$(0.25)
Diluted	$(0.02)	$(0.08)	$-	$(0.25)
Class A – earnings (loss) per share
Basic	$(0.02)	$(0.08)	$-	$(0.25)
Diluted	$(0.02)	$(0.08)	$-	$(0.25)
Class C – earnings (loss) per share
Basic	$(0.03)	$(0.08)	$-	$(0.26)
Diluted	$(0.03)	$(0.08)	$-	$(0.26)

Weighted average number of shares outstanding - Class A and C
Basic	81,396,832	72,396,183	77,579,205	71,401,580
Diluted	81,396,832	72,396,183	77,579,205	71,401,580

Other comprehensive income (loss), before tax
Foreign currency translation adjustments	$(4.9)	$8.4	$(11.1)	$7.9
Interest rate swap adjustments	0.8	(0.5)	4.0	(12.2)
Cross currency swap adjustments	1.4	-	1.4	-
Total other comprehensive income (loss), before tax	(2.7)	7.9	(5.7)	(4.3)
Provision (benefit) for income taxes related to other comprehensive income (loss)	0.5	0.1	1.3	(2.1)
Total other comprehensive income (loss), net of tax	(3.2)	7.8	(7.0)	(2.2)
Comprehensive income (loss), net of tax	$(4.6)	$1.7	$(7.3)	$(20.4)

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Balance Sheets

(in millions, except share data)

	September 30, 2021	December 31, 2020
	(unaudited)
Assets
Current assets
Cash and cash equivalents	$110.4	$48.5
Accounts receivable, net	44.8	39.1
Inventories, net	30.2	16.1
Income tax receivable	9.2	0.1
Prepaid expenses and other current assets	4.1	3.4
Total current assets	198.7	107.2

Property, plant and equipment, net	126.5	124.4
Operating lease right-of-use assets, net	6.8	-
Goodwill	452.1	458.4
Intangible assets, net	413.9	440.6
Other assets	24.6	2.9
Total assets	$1,222.6	$1,133.5

Liabilities and Shareholders' Equity
Current liabilities
Accounts payable	$34.7	$24.9
Accrued liabilities and other	31.6	30.7
Current portion of long-term debt	1.1	0.5
Operating lease liabilities, current	2.4	-
Deferred machine fee revenue	1.7	1.4
Total current liabilities	71.5	57.5

Long-term debt	403.9	432.7
Deferred tax liabilities	105.4	109.6
Derivative instruments	4.9	9.6
Operating lease liabilities, non-current	4.4	-
Other liabilities	0.9	1.2
Total liabilities	591.0	610.6

Commitments and contingencies – Note 13
Shareholders' equity
Class A common stock, $0.0001 par, 200,000,000 shares
authorized at September 30, 2021 and December 31, 2020
Shares issued and outstanding: 78,475,824 and 69,005,059
at September 30, 2021 and December 31, 2020, respectively	-	-
Class C common stock, $0.0001 par, 200,000,000 shares
authorized at September 30, 2021 and December 31, 2020
Shares issued and outstanding: 2,921,099 and 6,511,293
at September 30, 2021 and December 31, 2020, respectively	-	-
Additional paid-in capital	680.7	564.7
Accumulated deficit	(52.8)	(52.5)
Accumulated other comprehensive income	3.7	10.7
Total shareholders' equity	631.6	522.9
Total liabilities and shareholders' equity	$1,222.6	$1,133.5

Ranpak Holdings Corp.

Unaudited Condensed Consolidated Statements of Cash Flows

(in millions)

	Nine Months Ended September 30,
	2021	2020
Cash Flows from Operating Activities
Net loss	$(0.3)	$(18.2)
Adjustments to reconcile net loss to net cash provided by operating activities:
Depreciation and amortization	54.4	45.3
Amortization of deferred financing costs	1.5	1.2
Loss on disposal of fixed assets	1.0	1.7
Deferred income taxes	(4.0)	(0.9)
Amortization of initial value of hedging instrument	(0.6)	(1.2)
Currency (gain) loss on foreign denominated debt and notes payable	(4.1)	3.2
Amortization of restricted stock units	14.3	5.9
Changes in operating assets and liabilities:
(Increase) decrease in receivables, net	(4.5)	(9.4)
(Increase) decrease in inventory	(14.3)	(2.7)
(Increase) decrease in prepaid expenses and other assets	(0.7)	(1.0)
Increase (decrease) in accounts payable	8.0	8.2
Increase (decrease) in accrued liabilities	5.5	6.5
Change in other assets and liabilities	(15.4)	(0.8)
Net cash provided by operating activities	40.8	37.8

Cash Flows from Investing Activities
Capital expenditures:
Converter equipment	(32.9)	(21.1)
Other capital expenditures	(7.7)	(3.9)
Total capital expenditures	(40.6)	(25.0)
Cash paid for investments in small private businesses	(9.2)	-
Patent and trademark expenditures	(0.9)	(0.5)
Net cash used in investing activities	(50.7)	(25.5)

Cash Flows from Financing Activities
Proceeds from equity offering, gross	104.0	-
Prepayments on term loan	(20.9)	-
Financing costs of equity offering	(0.6)	-
Principal payments on term loans	(1.2)	(1.2)
Payments on finance lease liabilities	(0.5)	-
Exit Payment	(8.2)	-
Net cash provided by (used in) financing activities	72.6	(1.2)

Effect of Exchange Rate Changes on Cash	(0.8)	0.5
Net Increase in Cash and Cash Equivalents	61.9	11.6
Cash and Cash Equivalents, beginning of period	48.5	19.7
Cash and Cash Equivalents, end of period	$110.4	$31.3

Non-GAAP Financial Data

In this press release, we present Earnings Before Interest, Taxes, Depreciation and Amortization (“EBITDA”) and adjusted EBITDA (“AEBITDA”), each on a constant currency basis, which are non-GAAP financial measures. We have included EBITDA and AEBITDA on a constant currency basis because they are key measures used by our management and Board of Directors to understand and evaluate our operating performance and trends, to prepare and approve our annual budget and to develop short- and long-term operational plans. In particular, the exclusion of certain expenses in calculating EBITDA and AEBITDA can provide a useful measure for period-to-period comparisons of our primary business operations. Adjusting these non-GAAP measures for comparability for constant currency also assists in this comparison as allows a better insight into the performance of our businesses that operate in currencies other than our reporting currency. Before consolidation, our Europe/Asia data is derived in Euros. We multiply this Euro-derived data by 1.15 to reflect an exchange rate of 1 Euro to 1.15 U.S. dollars (“USD”), which we believe is a reasonable figure to use to give a stable depiction of the business without currency fluctuations, to calculate Europe/Asia data in constant currency USD. We combine the constant currency USD data for Europe/Asia with the USD North America data to create combined constant currency figures and adjust our non-GAAP figures by the respective amounts. In sum, we believe that constant currency EBITDA and AEBITDA provide useful information to investors and others in understanding and evaluating the Company’s operating results in the same manner as our management and Board of Directors.

However, EBITDA and AEBITDA have limitations as analytical tools, and you should not consider them in isolation or as substitutes for analysis of our results as reported under GAAP. In particular, EBITDA and AEBITDA should not be viewed as substitutes for, or superior to, net income (loss) prepared in accordance with GAAP as a measure of profitability or liquidity. Some of these limitations are:

•
although depreciation and amortization are non-cash charges, the assets being depreciated and amortized may have to be replaced in the future, and EBITDA and AEBITDA do not reflect all cash capital expenditure requirements for such replacements or for new capital expenditure requirements;
•
EBITDA and AEBITDA do not reflect changes in, or cash requirements for, our working capital needs;
•
AEBITDA does not consider the potentially dilutive impact of equity-based compensation;
•
EBITDA and AEBITDA do not reflect the impact of the recording or release of valuation allowances or tax payments that may represent a reduction in cash available to us;
•
AEBITDA does not take into account any restructuring and integration costs; and
•
other companies, including companies in our industry, may calculate EBITDA and AEBITDA differently, which reduces their usefulness as comparative measures.

EBITDA — EBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; and depreciation and amortization.

AEBITDA — AEBITDA is a non-GAAP financial measure that we present on a constant currency basis and we calculate as net income (loss), adjusted to exclude: benefit from (provision for) income taxes; interest expense; depreciation and amortization; stock-based compensation expense; and, in certain periods, certain other income and expense items.

In addition, we include certain other unaudited, non-GAAP constant currency data for the three and nine months ended September 30, 2021 and 2020. This data is based on our historical financial statements, adjusted (where applicable) to reflect a constant currency presentation between periods for the convenience of readers. We reconcile this data to our GAAP data for the same period for the three and nine months ended September 30, 2021 and 2020.

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended September 30, 2021

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended September 30, 2021
	As reported	Constant Currency(3)	Non-GAAP
Net revenue	$97.1	$(1.5)	$95.6
Cost of goods sold	59.1	(0.9)	58.2
Gross profit	38.0	(0.6)	37.4
Selling, general and administrative expenses	27.1	(0.3)	26.8
Depreciation and amortization expense	8.7	-	8.7
Other operating income, net	(0.1)	-	(0.1)
Income from operations	2.3	(0.3)	2.0
Interest expense	5.5	-	5.5
Foreign currency gain	(1.5)	(0.3)	(1.8)
Loss before income tax benefit	(1.7)	-	(1.7)
Income tax benefit	(0.3)	-	(0.3)
Net loss	$(1.4)	$-	(1.4)

Constant currency-effected add(1):
Depreciation and amortization expense - COS			9.6
Depreciation and amortization expense - D&A			8.7
Interest expense			5.5
Income tax benefit			(0.3)
Constant currency EBITDA			22.1

Constant currency-effected adjustments(2):
Unrealized gain translation			(1.5)
Non-cash impairment losses			0.3
M&A, restructuring, severance			0.1
Amortization of restricted stock units			6.9
Other non-core and non-cash adjustments			0.6
Constant currency AEBITDA			$28.5

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended September 30, 2020

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Three Months Ended September 30, 2020
	As reported	Constant Currency(3)	Non-GAAP
Net revenue	$76.8	$(0.7)	$76.1
Cost of goods sold	46.6	(0.4)	46.2
Gross profit	30.2	(0.3)	29.9
Selling, general and administrative expenses	16.6	(0.1)	16.5
Transaction costs	1.2	-	1.2
Depreciation and amortization expense	7.7	-	7.7
Other operating expense, net	1.9	(0.1)	1.8
Income from operations	2.8	(0.1)	2.7
Interest expense	4.9	-	4.9
Foreign currency loss	3.2	-	3.2
Loss before income tax expense	(5.3)	(0.1)	(5.4)
Income tax expense	0.8	-	0.8
Net loss	$(6.1)	$(0.1)	(6.2)

Constant currency-effected add(1):
Depreciation and amortization expense - COS			8.0
Depreciation and amortization expense - D&A			7.7
Interest expense			4.9
Income tax expense			0.8
Constant currency EBITDA			15.2

Constant currency-effected adjustments(2):
Unrealized loss translation			3.3
Constant currency			(0.2)
Non-cash impairment losses			0.7
M&A, restructuring, severance			1.2
Amortization of restricted stock units			1.7
Warrant Exchange costs			1.2
Other non-core and non-cash adjustments			0.6
Constant currency AEBITDA			$23.7

Ranpak Holdings Corp.

Non-GAAP Financial Data

Comparison of Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Three Months Ended September 30, 2021 and 2020

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Non-GAAP Constant Currency
	Three Months Ended September 30,
	2021	2020	$ Change	% Change
Net revenue	$95.6	$76.1	$19.5	25.6
Cost of goods sold	58.2	46.2	12.0	26.0
Gross profit	37.4	29.9	7.5	25.1
Selling, general and administrative expenses	26.8	16.5	10.3	62.4
Transaction costs	-	1.2	(1.2)	(100.0)
Depreciation and amortization expense	8.7	7.7	1.0	13.0
Other operating expense (income), net	(0.1)	1.8	(1.9)	(105.6)
Income (loss) from operations	2.0	2.7	(0.7)	(25.9)
Interest expense	5.5	4.9	0.6	12.2
Foreign currency (gain) loss	(1.8)	3.2	(5.0)	(156.3)
Loss before income tax expense (benefit)	(1.7)	(5.4)	3.7	(68.5)
Income tax expense (benefit)	(0.3)	0.8	(1.1)	(137.5)
Net loss	(1.4)	(6.2)	4.8	(77.4)

Constant currency-effected add(1):
Depreciation and amortization expense - COS	9.6	8.0	1.6	20.0
Depreciation and amortization expense - D&A	8.7	7.7	1.0	13.0
Interest expense	5.5	4.9	0.6	12.2
Income tax expense (benefit)	(0.3)	0.8	(1.1)	(137.5)
Constant currency EBITDA	22.1	15.2	6.9	45.4

Constant currency-effected adjustments(2):
Unrealized (gain) loss translation	(1.5)	3.3	(4.8)	(145.5)
Constant currency	-	(0.2)	0.2	(100.0)
Non-cash impairment losses	0.3	0.7	(0.4)	(57.1)
M&A, restructuring, severance	0.1	1.2	(1.1)	(91.7)
Amortization of restricted stock units	6.9	1.7	5.2	305.9
Warrant Exchange costs	-	1.2	(1.2)	(100.0)
Other non-core and non-cash adjustments	0.6	0.6	-	-
Constant currency AEBITDA	$28.5	$23.7	$4.8	20.3

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Nine Months Ended September 30, 2021

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Nine Months Ended September 30, 2021
	As reported	Constant Currency(3)	Non-GAAP
Net revenue	$274.8	$(6.7)	$268.1
Cost of goods sold	164.8	(3.9)	160.9
Gross profit	110.0	(2.8)	107.2
Selling, general and administrative expenses	70.8	(1.2)	69.6
Depreciation and amortization expense	26.1	(0.3)	25.8
Other operating expense, net	2.0	-	2.0
Income from operations	11.1	(1.3)	9.8
Interest expense	17.1	(0.1)	17.0
Foreign currency gain	(3.9)	(1.0)	(4.9)
Loss before income tax benefit	(2.1)	(0.2)	(2.3)
Income tax benefit	(1.8)	(0.1)	(1.9)
Net loss	$(0.3)	$(0.1)	(0.4)

Constant currency-effected add(1):
Depreciation and amortization expense - COS			27.7
Depreciation and amortization expense - D&A			25.8
Interest expense			17.0
Income tax benefit			(1.9)
Constant currency EBITDA			68.2

Constant currency-effected adjustments(2):
Unrealized gain translation			(4.1)
Non-cash impairment losses			1.0
M&A, restructuring, severance			0.5
Amortization of restricted stock units			14.3
Other non-core and non-cash adjustments			2.2
Constant currency AEBITDA			$82.1

Ranpak Holdings Corp.

Non-GAAP Financial Data

Reconciliation of GAAP Statement of Income Data to Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Nine Months Ended September 30, 2020

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Nine Months Ended September 30, 2020
	As reported	Constant Currency(3)	Non-GAAP
Net revenue	$206.3	$2.4	$208.7
Cost of goods sold	122.3	1.4	123.7
Gross profit	84.0	1.0	85.0
Selling, general and administrative expenses	56.9	0.6	57.5
Transaction costs	1.2	-	1.2
Depreciation and amortization expense	22.9	0.2	23.1
Other operating expense, net	2.9	0.3	3.2
Income from operations	0.1	(0.1)	-
Interest expense	16.6	-	16.6
Foreign currency loss	3.1	-	3.1
Loss before income tax benefit	(19.6)	(0.1)	(19.7)
Income tax benefit	(1.4)	0.1	(1.3)
Net loss	$(18.2)	$(0.2)	(18.4)

Constant currency-effected add(1):
Depreciation and amortization expense - COS			22.4
Depreciation and amortization expense - D&A			23.0
Interest expense			16.6
Income tax benefit			(1.4)
Constant currency EBITDA			42.2

Constant currency-effected adjustments(2):
Unrealized loss translation			3.1
Constant currency			0.4
Non-cash impairment losses			1.5
M&A, restructuring, severance			4.8
Amortization of restricted stock units			5.9
Warrant Exchange costs			1.2
Other non-core and non-cash adjustments			1.7
Constant currency AEBITDA			$60.8

Ranpak Holdings Corp.

Non-GAAP Financial Data

Comparison of Non-GAAP Constant Currency Statement of Income Data, EBITDA, and AEBITDA

For the Nine Months Ended September 30, 2021 and 2020

Please refer to our discussion and definitions of Non-GAAP financial measures, including Non-GAAP Constant Currency

	Non-GAAP Constant Currency
	Nine Months Ended September 30,
	2021	2020	$ Change	% Change
Net revenue	$268.1	$208.7	$59.4	28.5
Cost of goods sold	160.9	123.7	37.2	30.1
Gross profit	107.2	85.0	22.2	26.1
Selling, general and administrative expenses	69.6	57.5	12.1	21.0
Transaction costs	-	1.2	(1.2)	(100.0)
Depreciation and amortization expense	25.8	23.1	2.7	11.7
Other operating expense, net	2.0	3.2	(1.2)	(37.5)
Income from operations	9.8	-	9.8	―
Interest expense	17.0	16.6	0.4	2.4
Foreign currency (gain) loss	(4.9)	3.1	(8.0)	(258.1)
Loss before income tax benefit	(2.3)	(19.7)	17.4	(88.3)
Income tax benefit	(1.9)	(1.3)	(0.6)	46.2
Net loss	(0.4)	(18.4)	18.0	(97.8)

Constant currency-effected add(1):
Depreciation and amortization expense - COS	27.7	22.4	5.3	23.7
Depreciation and amortization expense - D&A	25.8	23.0	2.8	12.2
Interest expense	17.0	16.6	0.4	2.4
Income tax benefit	(1.9)	(1.4)	(0.5)	35.7
Constant currency-effected EBITDA	68.2	42.2	26.0	61.6

Constant currency-effected adjustments(2):
Unrealized (gain) loss translation	(4.1)	3.1	(7.2)	(232.3)
Constant currency	-	0.4	(0.4)	(100.0)
Non-cash impairment losses	1.0	1.5	(0.5)	(33.3)
M&A, restructuring, severance	0.5	4.8	(4.3)	(89.6)
Amortization of restricted stock units	14.3	5.9	8.4	142.4
Warrant Exchange costs	-	1.2	(1.2)	(100.0)
Other non-core and non-cash adjustments	2.2	1.7	0.5	29.4
Constant currency-effected AEBITDA	$82.1	$60.8	$21.3	35.0

(1)

Reconciliations of EBITDA and AEBITDA for each period presented are to net (loss) income, the nearest GAAP equivalent, and accordingly include the adjustments shown in the “Constant Currency” column to net (loss) income of each table.

(2)

Adjustments are related to non-cash unusual or infrequent costs such as: effects of non-cash foreign currency remeasurement or adjustment; impairment of returned machines; costs associated with the evaluation of acquisitions; costs associated with executive severance; costs associated with restructuring actions such as plant rationalization or realignment, reorganization, and reductions in force; and other items deemed by management to be unusual, infrequent, or non-recurring.

(3)	Effect of Euro constant currency adjustment to a rate of €1.00 to $1.15 on each line item is as follows:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2021	2020	2021	2020
Net revenue	$(1.5)	$(0.7)	$(6.7)	$2.4
Cost of goods sold	(0.9)	(0.4)	(3.9)	1.4
Gross profit	(0.6)	(0.3)	(2.8)	1.0
Selling, general and administrative expenses	(0.3)	(0.1)	(1.2)	0.6
Depreciation and amortization expense	-	-	(0.3)	0.2
Other operating expense, net	-	(0.1)	-	0.3
Loss from operations	(0.3)	(0.1)	(1.3)	(0.1)
Interest expense	-	-	(0.1)	-
Foreign currency gain	(0.3)	-	(1.0)	-
Loss before income tax expense (benefit)	-	(0.1)	(0.2)	(0.1)
Income tax expense (benefit)	-	-	(0.1)	0.1
Net loss	$-	$(0.1)	$(0.1)	$(0.2)